EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Bruce Francis

salesforce.com

Public Relations

415-536-7608

bfrancis@salesforce.com

Salesforce.com Raises Fiscal Year ‘08 Revenue Outlook

Company to hold webcast at Noon PST today

SAN FRANCISCO– December 12, 2006 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced an increase in its revenue outlook for its full fiscal year 2008. The company now expects revenue to be in the range of $710 million to $720 million for its fiscal year ending January 31, 2008. On November 15, 2006, salesforce.com said that it expected FY08 revenue to be between $700 million and $710 million.

“The continued momentum of our AppExchange ecosystem is creating expanded business opportunities for salesforce.com,” said CEO, Marc Benioff. “In connection with the announcement of our AppStore strategy today which we will roll out in phases over the next 12 months, we are raising our revenue expectations for fiscal year 2008.”

Marc Benioff will be hosting a lunch meeting today at 12:00PM (PST) /3:00PM (EST) to discuss the AppStore strategy. Attendance at the event is by invitation only. A live audio and slide webcast will be available on salesforce.com’s Investor Relations website at www.salesforce.com/investor.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. Apex, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The Business Web across the enterprise. All Apex components and applications can be easily shared, exchanged and installed via salesforce.com’s AppExchange directory, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings. The Apex platform, formerly known as the AppExchange platform, is available today. As previously announced, the next release of the Apex platform is currently scheduled to be available in conjunction with the release of Winter ‘07, and the Apex programming language is currently scheduled to be available during the first half of 2007.

As of October 31, 2006, salesforce.com manages customer information for approximately 27,100 customers and approximately 556,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Avis Budget Group, Inc, Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenues for the full fiscal year 2008 and concerning the expected availability of certain features and functions in our service, the achievement of which involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our operating results, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q for the quarter ended October 31, 2006. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Salesforce.com is a registered trademark of salesforce.com, and Apex, AppExchange, AppStore, The Business Web and Successforce are trademarks of salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.